UNITED STATES SECURITIES AND EXCHANGE
COMMISSION
 Washington, D.C. 20549

 FORM 8-K
 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2011

SIPP INTERNATIONAL INDUSTRIES, INC.
 (Exact name of registrant as specified in its charter)

Nevada	000-32053	87-052211
(State of Jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification Number)

4616 W. Sahara Ave. #151
Las Vegas, Nevada 89102

 (Address of principal executive offices)

Registrant's telephone number, including area code: (800)524-2565

INDUSTRIES INTERNATIONAL, INC.

4/F Wondial Bidg Keji South 6 Rd.  Shenzen High Tech Industrial Park, Shenzen Rd., Shenzen China

(Former name or former address, if changed since last report.)

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF
PRINCIPAL OFFICERS.

On March 3, 2011, the shareholders of  SIPP International Industries, Inc. (the “Company”) voted  to appoint Gregg Pearson as Chairman, Director and Chief Executive Officer  and  Ed Barrera as Director.  Such appointments will go into full force and affect on April 20, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIPP INTERNATIONAL INDUSTRIES,
INCORPORATED

By:	/s/ Gregg Pearson
By:
Title: Chief Executive Officer
Date: April 20, 2011